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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Genetronics Biomedical Corporation for the registration of 320,066 shares of its common stock. We also consent to the incorporation by reference therein of our report dated March 10, 2004, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

San Diego, California
August 9, 2004

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm